As filed with the Securities and Exchange Commission on April 21, 2008

Registration No. 333-134284

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

to

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

ENVIRONMENTAL POWER CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	75-3117389
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

120 White Plains Road, 6th Floor Tarrytown, New York	10591
(Address of Principal Executive Offices)	(Zip Code)

2006 Equity Incentive Plan

2006 Director Option Plan

(Full Title of the Plan)

Richard E. Kessel

President and Chief Executive Officer

Environmental Power Corporation

120 White Plains Road, 6th Floor

Tarrytown, New York 10591

(Name and Address of Agent for Service)

(914) 631-1435

(Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Dennis Haines	Scott Pueschel, P.C.
Vice President and General Counsel	Pierce Atwood LLP
Environmental Power Corporation	One New Hampshire Avenue, Suite 350
120 White Plains Road, 6th Floor	Portsmouth, New Hampshire 03801
Tarrytown, New York 10591	(603) 433-6300
(914) 631-1435

EXPLANATORY NOTE

Pursuant to a registration statement on Form S-8 (the “2006 Director Plan Registration Statement”) filed with the Commission on May 19, 2006 (File No. 333-134284), the Registrant registered 300,000 shares of its Common Stock, $0.01 par value per share (“Common Stock”), issuable in connection with the Registrant’s 2006 Director Option Plan (the “2006 Director Plan”). The 2006 Director Plan has been terminated. At the time of termination of the 2006 Director Plan, an aggregate of 210,000 shares of Common Stock covered by the 2006 Director Plan Registration Statement had not previously been issued or were not subject to outstanding stock awards (the “Unused 2006 Director Plan Shares”).

This Post-Effective Amendment No. 1 to the 2006 Director Plan Registration Statement is being filed for the purpose of transferring the Unused 2006 Director Plan Shares to a registration statement on Form S-8 filed on or about the date hereof, registering an additional 500,000 shares of Common Stock issuable pursuant to stock based awards to be issued under the Registrant’s 2006 Equity Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this Post-Effective Amendment No. 1 to its Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Tarrytown, New York on this 18th day of April, 2008.

ENVIRONMENTAL POWER CORPORATION

By:	/s/ Richard E. Kessel
Richard E. Kessel
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard E. Kessel	President, Chief Executive Officer and Director (Principal Executive Officer)	April 18, 2008
Richard E. Kessel

/s/ Michael E. Thomas	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	April 18, 2008
Michael E. Thomas

/s/ Joseph E. Cresci	Chairman of the Board of Directors	April 18, 2008
Joseph E. Cresci

/s/ Kamlesh R. Tejwani	Vice Chairman of the Board of Directors	April 18, 2008
Kamlesh R. Tejwani

/s/ John R. Cooper	Director	April 18, 2008
John R. Cooper

/s/ Lon Hatamiya	Director	April 18, 2008
Lon Hatamiya

/s/ Steven Kessner	Director	April 18, 2008
Steven Kessner

/s/ August Schumacher, Jr.	Director	April 18, 2008
August Schumacher, Jr.

Director
Robert I. Weisberg

/s/ Roger S. Ballentine	Director	April 18, 2008
Roger S. Ballentine